Ex.99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Harding, Loevner Funds, Inc.:

We consent to the use of our report dated December 13, 2019, with respect to the financial statements and financial highlights of the nine portfolios comprising Harding, Loevner Funds, Inc., as of October 31, 2019, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Chicago, Illinois

February 26, 2020